Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Liz Bauer, Senior Vice President

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

SECOND QUARTER 2005 RESULTS

Strong Execution Provides Solid Revenue and Earnings Growth;

Operating Cash Flow Exceeds Expectations

ENGLEWOOD, COLO. (July 26, 2005) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended June 30, 2005.

Second Quarter 2005 Highlights:

•	CSG exceeded its financial expectations for the second quarter of 2005. GAAP results were as follows: total revenues were $141.7 million; operating income was $13.7 million; and net income was $8.5 million, or $0.17 per diluted share. Net income was reduced by approximately $4.3 million, or $0.05 per diluted share, for the accrual of benefits related to Neal Hansen’s retirement, and approximately $6.1 million, or $0.08 per diluted share, for restructuring charges.

•	Cash flows from operations for the quarter ended June 30, 2005 were $43.3 million, which were higher than expectations as a result of CSG’s strong operating performance for the quarter and favorable changes in working capital.

•	For the quarter, CSG repurchased 1,081,000 shares of its common stock for approximately $20 million (weighted-average price of $18.49 per share) under its stock repurchase program.

•	On April 1, Ed Nafus replaced Neal Hansen as chief executive officer and president of the company. Don Reed and James Unruh were recently added to CSG’s Board of Directors and Bernard Reznicek was named non-executive chairman. As of June 30, Neal Hansen retired from the board.

•	CSG’s customers continued to migrate to its enhanced solutions, CSG Advanced Convergent Platform (ACP) and CSG Kenan FX. To date, over 16 million video customers have migrated to ACP and 37 telecommunications providers have chosen Kenan FX to help them meet their business objectives.

“We are very pleased with both our financial and operational results for the quarter,” Ed Nafus, chief executive officer and president of CSG Systems International, Inc., said. “We continue to execute on our short-term opportunities while solidifying the foundation for long-term, sustainable growth. We will continue to focus our attention on helping our clients grow their businesses effectively and efficiently. At the end of the day, we believe that providing our customers with the best tools, technology and expertise will result in long-term sustainable growth for both them and us.”

-more-

CSG Systems International, Inc.

July 26, 2005

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts):

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Percent Change	2005	2004	Percent Change
Total revenues	$141,719	$129,663	9%	$278,625	$260,027	7%
Operating income	13,688	21,980	(38)%	28,925	43,264	(33)%
Net income	8,547	7,756	10%	17,128	18,589	(8)%
Net income per diluted share	0.17	0.15	13%	0.35	0.36	(3)%

Second Quarter 2005 Results

Processing revenues for the second quarter of 2005 were $88.7 million, up ten percent when compared to $80.9 million for the same period last year, and up six percent when compared to $83.4 million for the first quarter of 2005. Processing revenues for the second quarter of 2005 include approximately $2.3 million of one-time, nonrecurring revenues related to contract termination and client bankruptcy settlements. Software revenues were $9.8 million for the current quarter, a 20 percent year-over-year increase, however a decrease of 12 percent when compared to $11.1 million for the first quarter of 2005. Maintenance revenues for the second quarter of 2005 were $25.1 million, up six percent when compared to $23.7 million for the same period last year, and up two percent when compared to $24.5 million for the first quarter of 2005. Professional services revenues generated $18.1 million of revenue in the quarter, a seven percent increase when compared to the same period last year, and a one percent increase when compared to the first quarter of 2005.

Net income presented under generally accepted accounting principles (“GAAP”) for the second quarter of 2005 was $8.5 million, or $0.17 per diluted share. Net income was reduced by approximately $4.3 million, or $0.05 per diluted share, for the accrual of benefits related to Neal Hansen’s retirement, and approximately $6.1 million, or $0.08 per diluted share, for restructuring charges. GAAP net income for the second quarter of 2004 was $7.8 million, or $0.15 per diluted share. The second quarter 2004 results were reduced by the write-off of deferred financing costs of $6.6 million and restructuring charges of approximately $0.1 million, or $0.08 per diluted share in total.

-more-

CSG Systems International, Inc.

July 26, 2005

Supplemental Data (unaudited)

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Three Months Ended June 30, 2005		Three Months Ended June 30, 2004
	Amount (2)	Per Diluted Share Impact (3)	Amount (2)	Per Diluted Share Impact (3)
Certain key expense items:
Neal Hansen retirement benefits	$4,268	$0.05	$—	$—
Write-off of deferred financing costs	—	—	6,569	0.08
Restructuring charges	6,129	0.08	145	0.00

Total	$10,397	$0.13	$6,714	$0.08

Certain non-cash expenses (1):
Depreciation	$3,751	$0.05	$3,517	$0.04
Amortization	7,229	0.09	7,251	0.09
Stock-based employee compensation	4,313	0.05	3,800	0.04

Total	$15,293	$0.19	$14,568	$0.17

	Six Months Ended June 30, 2005		Six Months Ended June 30, 2004
	Amount (2)	Per Diluted Share Impact (3)	Amount (2)	Per Diluted Share Impact (3)
Certain key expense items:
Neal Hansen retirement benefits	$8,489	$0.11	$—	$—
Write-off of deferred financing costs	—	—	6,569	0.08
Restructuring charges	6,844	0.08	2,296	0.03

Total	$15,333	$0.19	$8,865	$0.11

Certain non-cash expenses (1):
Depreciation	$7,518	$0.09	$7,153	$0.09
Amortization	14,372	0.18	13,572	0.16
Stock-based employee compensation	8,650	0.11	7,945	0.09

Total	$30,540	$0.38	$28,670	$0.34

(1)	These items are calculated in accordance with GAAP, and are reflected in the accompanying Condensed Consolidated Statements of Income and Cash Flows.
(2)	These items (on a pretax basis) are included in CSG’s determination of GAAP financial results.
(3)	This represents the after tax impact to net income on a per diluted share basis using CSG’s effective income tax rate of 39% and 38% for the three and six months ended June 30, 2005 and 2004, respectively.

-more-

CSG Systems International, Inc.

July 26, 2005

Divisional Results

CSG is organized into two operating segments: the Broadband Division and the GSS Division. CSG excludes restructuring charges in the determination of its GAAP segment results.

During the first quarter of 2005, CSG reorganized certain components of its operating segments. The reorganization consisted primarily of moving CSG’s plaNet Consulting division (which includes the ICMS assets acquired from IBM in 2002) from the GSS Division to the Broadband Division. The results of operations reflecting this reorganization for the two divisions are shown below (in thousands, except percentages). Segment financial information for 2004 has been restated, as required by GAAP, in order to conform to the new reporting structure:

	Three Months Ended June 30, 2005
	Broadband Division	GSS Division	Corporate	Total
Processing revenues	$88,717	$—	$—	$88,717
Software revenues	3,026	6,736	—	9,762
Maintenance revenues	6,539	18,564	—	25,103
Professional services revenues	3,554	14,583	—	18,137

Total revenues	101,836	39,883	—	141,719
Segment operating expenses (4)	64,669	36,597	20,636	121,902

Contribution margin (loss) (4)	$37,167	$3,286	$(20,636)	$19,817

Contribution margin percentage	36.5%	8.2%	N/A	14.0%

	Three Months Ended June 30, 2004
	Broadband Division	GSS Division	Corporate	Total
Processing revenues	$80,895	$—	$—	$80,895
Software revenues	1,202	6,907	—	8,109
Maintenance revenues	6,516	17,137	—	23,653
Professional services revenues	4,082	12,924	—	17,006

Total revenues	92,695	36,968	—	129,663
Segment operating expenses (4)	57,064	34,113	16,361	107,538

Contribution margin (loss) (4)	$35,631	$2,855	$(16,361)	$22,125

Contribution margin percentage	38.4%	7.7%	N/A	17.1%

-more-

CSG Systems International, Inc.

July 26, 2005

	Six Months Ended June 30, 2005
	Broadband Division	GSS Division	Corporate	Total
Processing revenues	$172,083	$—	$—	$172,083
Software revenues	7,605	13,259	—	20,864
Maintenance revenues	12,950	36,699	—	49,649
Professional services revenues	7,817	28,212	—	36,029

Total revenues	200,455	78,170	—	278,625
Segment operating expenses (4)	129,697	72,548	40,611	242,856

Contribution margin (loss) (4)	$70,758	$5,622	$(40,611)	$35,769

Contribution margin percentage	35.3%	7.2%	N/A	12.8%

	Six Months Ended June 30, 2004
	Broadband Division	GSS Division	Corporate	Total
Processing revenues	$162,027	$—	$—	$162,027
Software revenues	2,152	13,594	—	15,746
Maintenance revenues	13,407	35,297	—	48,704
Professional services revenues	7,098	26,452	—	33,550

Total revenues	184,684	75,343	—	260,027
Segment operating expenses (4)	114,220	68,563	31,684	214,467

Contribution margin (loss) (4)	$70,464	$6,780	$(31,684)	$45,560

Contribution margin percentage	38.2%	9.0%	N/A	17.5%

(4)	CSG’s segment operating expenses and contribution margin (loss), determined in accordance with GAAP, exclude restructuring charges of $6.1 million and $0.1 million, respectively, for the three months ended June 30, 2005 and 2004, and $6.8 million and $2.3 million, respectively, for the six months ended June 30, 2005 and 2004.

Broadband Division

Total domestic customer accounts processed on CSG’s system as of June 30, 2005 were 44.4 million, compared to 43.9 million as of March 31, 2005. Of these, approximately 16 million subscribers have migrated to the Advanced Convergent Platform. The annualized revenue per processing unit (“ARPU”) for the second quarter of 2005 was $8.02 compared to $7.63 for the first quarter of 2005. The ARPU for the second quarter of 2005 includes $0.21 related to the $2.3 million of revenues for the one-time, nonrecurring contract termination and bankruptcy settlements mentioned above.

-more-

CSG Systems International, Inc.

July 26, 2005

GSS Division

The GSS Division signed several new clients this quarter, including Autotrader, the world’s #1 online automotive classified advertising company; Hawaiian Telcom, the leading provider of telecommunications services in Hawaii; and Instituto Costarriecense de Electrificacion, Costa Rica’s largest telecommunications provider. CSG Kenan FX is now live with nine different providers, representing every telecommunications vertical and geographic region. There are now 37 telecommunications companies who have signed up for the next generation business framework.

Financial Condition

As of June 30, 2005, CSG had cash and short-term investments of $164.9 million, compared to $146.8 million as of March 31, 2005 and $157.5 million as of December 31, 2004. Net billed accounts receivable were $134.0 million as of June 30, 2005 as compared to $143.3 million as of March 31, 2005 and $142.1 million as of December 31, 2004.

Cash flows from operations for the quarter ended June 30, 2005 were $43.3 million, compared to $40.2 million for the same period in 2004, an increase of $3.1 million. Cash flows from operations for the quarter ended March 31, 2005 were $18.9 million, an increase of $24.4 million sequentially between quarters. The second quarter 2005 cash flows from operations of $43.3 million were higher than our expectations as a result of CSG’s strong operating performance for the quarter and favorable changes in working capital. This included the impact of a key domestic client making payment on certain invoices which had been delayed during the first quarter of 2005, which resulted in the payment of four monthly invoices by this client in the second quarter of 2005.

Stock Repurchase Program

In April 2005, CSG established a Rule 10b5-1 Plan to repurchase shares of CSG common stock on the open market. Any shares repurchased under the Rule 10b5-1 Plan are counted towards the 15 million share limit authorized under the terms of CSG’s stock repurchase program. The Rule 10b5-1 Plan supplements any stock repurchases that CSG may decide to purchase under the existing terms of the stock repurchase program. The maximum quarterly repurchase limitation established under the Rule 10b5-1 Plan is $15 million.

-more-

CSG Systems International, Inc.

July 26, 2005

During the second quarter of 2005, CSG repurchased 1,081,000 shares of its common stock at a total purchase price of $20.0 million (a weighted-average price of $18.49 per share). Including these shares, the total shares repurchased under CSG’s stock repurchase program since its inception in August 1999 is 11.7 million shares, at a total repurchase price of $295.6 million (a weighted-average price of $25.29 per share.) As of June 30, 2005, the remaining number of shares authorized for repurchase under the program is 3.3 million shares.

Third Quarter 2005 Financial Guidance

“For the third quarter of 2005, we are expecting revenues of between $135 million and $142 million and GAAP earnings per diluted share of between 22 and 27 cents,” Peter Kalan, chief financial officer, said. “Our guidance does not include any restructuring charges that may be incurred during the third quarter of 2005 as they are not expected to be significant at this time.”

“We are projecting that our operating expenses for the third quarter will total between $117 million and $120 million. There are approximately $15 million of non-cash items included in our third quarter expenses, reducing results by approximately 19 cents per diluted share.” Kalan said. “These non-cash items include amortization of approximately $7 million, depreciation expense of approximately $4 million, and stock-based employee compensation expense of approximately $4 million.”

Conference Call

CSG will host a one-hour conference call on Tuesday, July 26, at 5 p.m. EDT, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) is a leader in next-generation billing and customer care solutions for the cable television, direct broadcast satellite, advanced IP services, next generation mobile, and fixed wireline markets. CSG’s unique combination of proven and future-ready solutions, delivered in both outsourced and licensed formats, empowers its clients to deliver unparalleled customer service, improve operational efficiencies and rapidly bring new revenue-generating products to market. CSG is an S&P Midcap 400 company. For more information, visit CSG’s Web site at www.csgsystems.com.

-more-

CSG Systems International, Inc.

July 26, 2005

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG’s ability to continue to perform satisfactorily and maintain good customer relations with its two largest customers, Comcast Corporation and Echostar Communications, which combined represent approximately one-third of CSG’s revenue; 2) the continued acceptance of CSG ACP, CSG Kenan FX and their related products and services; 3) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG’s expectations of market penetration and consumer acceptance of broadband, wireline and wireless services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 7) CSG’s ability to expand and effectively operate its business internationally, which is much more complex and carries a higher collections and currency risk; 8) CSG’s ability to renew software maintenance contracts and sell additional software products and services to existing and new clients, both domestically and internationally; and 9) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$130,787	$133,551
Short-term investments	34,090	23,927

Total cash, cash equivalents and short-term investments	164,877	157,478
Trade accounts receivable-
Billed, net of allowance of $3,576 and $4,818	133,950	142,056
Unbilled and other	14,195	14,030
Deferred income taxes	7,093	5,336
Income taxes receivable	28	4,064
Other current assets	14,190	11,723

Total current assets	334,333	334,687
Property and equipment, net of depreciation of $93,851 and $87,068	33,124	34,476
Software, net of amortization of $84,105 and $77,086	17,840	24,695
Goodwill	217,899	218,346
Client contracts, net of amortization of $69,253 and $62,898	47,878	50,197
Deferred income taxes	33,736	39,478
Other assets	7,891	8,528

Total assets	$692,701	$710,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$19,378	$19,497
Trade accounts payable	18,870	22,412
Accrued employee compensation	39,725	31,859
Deferred revenue	50,177	53,250
Income taxes payable	10,174	15,085
Other current liabilities	20,831	19,909

Total current liabilities	159,155	162,012

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	8,872	6,844
Other non-current liabilities	6,033	3,481

Total non-current liabilities	244,905	240,325

Total liabilities	404,060	402,337

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 49,413,881 shares and 51,016,326 shares outstanding	603	595
Additional paid-in capital	305,841	298,767
Deferred employee compensation	(65)	(1,320)
Treasury stock, at cost, 10,848,992 shares and 8,482,496 shares	(266,978)	(224,008)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(9)	(5)
Cumulative translation adjustments	7,480	9,400
Accumulated earnings	241,769	224,641

Total stockholders’ equity	288,641	308,070

Total liabilities and stockholders’ equity	$692,701	$710,407

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues:
Processing and related services	$88,717	$80,895	$172,083	$162,027
Software	9,762	8,109	20,864	15,746
Maintenance	25,103	23,653	49,649	48,704
Professional services	18,137	17,006	36,029	33,550

Total revenues	141,719	129,663	278,625	260,027

Cost of revenues:
Cost of processing and related services	41,975	34,619	84,433	68,425
Cost of software and maintenance	15,655	17,162	31,260	33,436
Cost of professional services	15,811	15,616	31,248	29,766

Total cost of revenues	73,441	67,397	146,941	131,627

Gross margin (exclusive of depreciation)	68,278	62,266	131,684	128,400

Operating expenses:
Research and development	15,667	14,382	31,116	30,222
Selling, general and administrative	29,043	22,242	57,281	45,465
Depreciation	3,751	3,517	7,518	7,153
Restructuring charges	6,129	145	6,844	2,296

Total operating expenses	54,590	40,286	102,759	85,136

Operating income	13,688	21,980	28,925	43,264

Other income (expense):
Interest expense	(1,850)	(2,684)	(3,765)	(6,238)
Write-off of deferred financing costs	—	(6,569)	—	(6,569)
Interest and investment income, net	1,306	273	2,275	556
Other, net	868	(537)	644	(1,050)

Total other	324	(9,517)	(846)	(13,301)

Income before income taxes	14,012	12,463	28,079	29,963
Income tax provision	(5,465)	(4,707)	(10,951)	(11,374)

Net income	$8,547	$7,756	$17,128	$18,589

Basic net income per common share:
Net income available to common stockholders	$0.18	$0.15	$0.35	$0.36

Weighted-average common shares	48,151	51,285	48,598	51,483

Diluted net income per common share:
Net income available to common stockholders	$0.17	$0.15	$0.35	$0.36

Weighted-average common shares	48,881	52,096	49,233	52,175

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2005	June 30, 2004
Cash flows from operating activities:
Net income	$17,128	$18,589
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	7,518	7,153
Amortization	14,372	13,572
Restructuring charge for abandonment of facilities	3,492	595
(Gain) loss on short-term investments	(170)	3
Write-off of deferred financing costs	—	6,569
Deferred income taxes	3,788	7,046
Tax benefit of stock-based compensation awards	1,073	423
Stock-based employee compensation	8,650	7,945
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	5,787	11,654
Other current and non-current assets	(2,692)	(401)
Arbitration charge payable	—	(25,181)
Income taxes payable/receivable	(398)	27,454
Accounts payable and accrued liabilities	2,916	(9,064)
Deferred revenues	684	5,794

Net cash provided by operating activities	62,148	72,151

Cash flows from investing activities:
Purchases of property and equipment	(6,458)	(2,785)
Purchases of short-term investments	(31,535)	(15,013)
Proceeds from sale of short-term investments	21,538	11,310
Acquisition of and investments in assets	(297)	(852)
Acquisition of and investments in client contracts	(3,964)	(1,185)

Net cash used in investing activities	(20,716)	(8,525)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,683	4,833
Repurchase of common stock	(43,816)	(40,448)
Proceeds from long-term debt	—	230,000
Payments on long-term debt	—	(228,925)
Payments of deferred financing costs	(87)	(7,158)

Net cash used in financing activities	(42,220)	(41,698)

Effect of exchange rate fluctuations on cash	(1,976)	179

Net increase (decrease) in cash and cash equivalents	(2,764)	22,107
Cash and cash equivalents, beginning of period	133,551	100,397

Cash and cash equivalents, end of period	$130,787	$122,504

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for -
Interest	$3,063	$5,009
Income taxes	9,405	(25,172)